EXHIBIT 10.20

RELEASE AND SETTLEMENT AGREEMENT

THIS RELEASE AND SETTLEMENT AGREEMENT (the "Settlement Agreement") is made and entered into this 29th day of September 2004 (the "Settlement Effective Date"), by and between Corio, Inc. ("Corio") and Avaya Inc. ("Avaya"). These above-referenced parties are sometimes referred to herein collectively as the "Parties."

RECITALS

WHEREAS, Qwest Cyber.Solutions LLC ("QCS") and Expanets, Inc. ("Expanets") originally entered into an Application Services Agreement, ASA-180, on February 14, 2001 (such agreement, including all amendments, schedules and change orders related thereto, referred to herein as the "ASA");

WHEREAS, QCS assigned its rights and certain obligations under the ASA to Corio, and Corio assumed those rights and certain obligations of QCS, pursuant to the consummation of the asset purchase contemplated in the Asset Purchase Agreement by and between QCS and Corio dated as of August 1, 2002;

WHEREAS, Expanets assigned certain rights and obligations under the ASA to Avaya, and Avaya assumed certain rights and obligations of Expanets, pursuant to the consummation of the asset purchase (the "Asset Purchase") contemplated in the Asset Purchase and Sale Agreement by and among Expanets and various Expanets affiliates and Avaya dated as of October 29, 2003;

WHEREAS, after the Asset Purchase, Avaya no longer required the services under the ASA, and provided Corio notice of its intent to terminate the ASA on March 31, 2004, such termination to be effective July 29, 2004;

WHEREAS, certain disputes have arisen between Avaya and Corio related to amounts Corio claimed were owed by Avaya under the ASA;

WHEREAS, the Parties desire to enter into this Settlement Agreement to amicably settle in a good faith fashion any and all disputes or potential disputes between the parties related to the ASA through the Settlement Effective Date (these claims to be settled by this Settlement Agreement shall collectively be referred to herein as the "Settlement Claims").

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

  Payment. As consideration for the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, Avaya hereby agrees to pay Corio a total of $2,600,000, as follows: (1) $1,300,000 for receipt by Corio by September 30, 2004 and (2) $1,300,000 for receipt by Corio between October 4 and October 8, 2004 (both payments discussed in (1) and (2) are referred to herein as the "Payments"). Avaya acknowledges and agrees that the receipt of the Payments in a timely fashion as required in (1) and (2) is important and any failure of Avaya to make the Payments according to the terms specified in (1) and (2) will result in Corio's release in Section B to be null and void. Avaya agrees to make the Payment to Corio via wire transfer per the following wire transfer instructions:

  ABA# 121-000-248
  Wells Fargo Palo Alto RCBO
  400 Hamilton Avenue
  Palo Alto, CA 94301
  Corio, Inc.
  Account# 40000-58727

  Mutual General Release. Except for the Parties' respective obligations hereunder and except as stated otherwise herein, and for, and in further consideration of, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, Avaya and Corio, for themselves and their agents, successors and assigns, do hereby and forever release and discharge each other and their respective subsidiaries, parents, affiliates, officers, directors, shareholders, employees, agents, attorneys, successors and assigns, of and from any and all manner of claims, counterclaims, defenses, demands, actions, causes of action, lawsuits, debts, sums of money, assets or other consideration, promises or damages whatsoever, in law or in equity, from the beginning of time through the Settlement Effective Date, whether heretofore asserted or not, related to the Settlement Claims. The Parties agree that the ASA is terminated effective July 29, 2004 and, except as stated herein, neither of the parties shall have any further obligations thereunder. Notwithstanding the foregoing, the parties agree that this Agreement shall not impact any provisions in the ASA that are intended to survive expiration or termination of the ASA. The Parties acknowledge that they are familiar with the provisions of Section 1542 of the California Civil Code, which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Both Parties, being aware of the foregoing code section, agree to expressly waive any rights they may have thereunder, as well as any other statute or common law principles of similar effect.

  Withdrawal of Proof Claim(s) and Indemnification. On or before September 30, 2004, Corio hereby agrees to withdraw in their entirety and with prejudice any Proof of Claim against NetExit of North America, LLC ("NetExit"), in case number 04-11333 (CGC) relating to NetExit's bankruptcy claim filed in the United States Bankruptcy Court, District of Delaware, entitled In re: NetExit, Ic. f/k/a Expanets, Inc., et al. Corio understands that if it fails to withdraw such claim(s) as described herein, it shall be liable to Avaya for any amounts paid pursuant to this settlement plus any and all costs, including reasonable attorneys' fees incurred by Avaya as a result of Corio's failure to so withdraw the claim(s), but all other provisions of this Agreement shall remain in effect. Further, in the event Corio does not withdraw any Proof of Claim as set forth herein, it agrees to indemnify and defend Avaya in full, at Corio's cost and expense, and to hold Avaya harmless for, any third party lawsuit in bankruptcy by NetExit against Avaya based on, and directly resulting from, Corio's claims in bankruptcy versus NetExit related to the ASA ("NetExit Claims"). Should NetExit sue Avaya or demand indemnification regarding the NetExit Claims pursuant to this Section C, Avaya agrees to provide Corio notice of such action within five (5) business days; notwithstanding the foregoing, Corio understands and acknowledges that Avaya has already received a request for indemnification by NetExit relating to the above-reference bankruptcy matter, which notice it has provided to Corio, and which Corio agrees is covered by the terms of this Section C. If Avaya seeks defense or indemnification from Corio pursuant to this Section C, Avaya shall tender its request for defense or indemnification at the same time it notifies Corio of any lawsuit brought against Avaya by Expanets. If Avaya exercises its right to indemnification pursuant to this Section C, Corio shall have the right to select counsel and direct the defense of the matter (and make decisions regarding settlement), provided Corio meets in full its indemnification obligations stated in this Section C.

  Warranties and Representations. Each party hereby represents, warrants and covenants to the other that (a) the representing party has full power and authority, including any and all necessary shareholder, corporate and governmental approvals and authorizations to enter into this Settlement Agreement and to perform its obligations hereunder; (b) the representing party's execution and delivery of this Settlement Agreement and performance of its obligations hereunder do not, and will not, violate any law or result in a breach of, or default under, or result in the termination of, any contract, agreement or understanding to which such representing party is a party; (c) the representing party shall comply with all applicable governmental statutes, laws, rules, regulations, ordinances, codes, directives, and orders (whether federal, state municipal or otherwise, each, a "Law") and is solely responsible for the compliance with all such Laws arising out of or relating to its obligations under this Settlement Agreement; and (d) neither Party, as of the Settlement Effective Date, has any current actual knowledge of any existing breaches of the ASA except for the claims expressly addressed or discussed herein or discussed by the Parties up to the Settlement Effective Date.

  Confidentiality. The Parties agree that they will not reveal the terms and provisions of this Settlement Agreement to third parties except: (1) with the written permission of the other party; (2) to the extent necessary to comply with a valid order of a court of competent jurisdiction, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, or in connection with any arbitration proceeding; (3) as part of its normal reporting or review procedure to its auditors or its attorneys; (4) as may be required pursuant to securities laws, in the disclosing party's reasonable discretion; or (5) in order to enforce any of its rights pursuant to this Settlement Agreement.

  No Admission. Neither this Settlement Agreement nor any discussions or proceedings relating to the settlement is to be considered, interpreted or construed as an admission or acknowledgement by any party of the liability or fault on the part of any party to this Settlement Agreement, nor the validity or amount of any claim.

  Enforcement. If any party to this Settlement Agreement files an action to enforce any terms herein, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs in full.

  Invalid Provisions. If any provision of this Settlement Agreement is held to be illegal, invalid or unenforceable under any present or future laws, such provision shall be fully severable, and the remaining provisions shall constitute the Parties' agreement.

  Counterpart Execution. This Settlement Agreement may be signed in multiple counterparts and each counterpart when taken with the other executed counterpart shall constitute a binding agreement between the Parties executed as of the date first written above.

  Facsimile Execution. The Parties may exchange executed counterparts of this Settlement Agreement via facsimile and facsimile copies shall be fully effective as originals.

  Amendment. This Settlement Agreement may be amended, modified or terminated only by a written instrument executed by an authorized representative of the Parties to the Settlement Agreement.

  Governing Law. This Settlement Agreement shall be interpreted in accordance with the laws of the State of Delaware.

  Dispute Resolution. The parties agree to mediate any dispute that arises under this Settlement Agreement within thirty days written notice of the dispute, with the details of the mediation to be agreed upon by the Parties in good faith. Should mediation fail, each of the parties shall have the right to bring any action to enforce this agreement in the appropriate jurisdiction in the party's discretion.

  Waiver of Jury. The parties acknowledge that any lawsuit to resolve disputes under the Settlement Agreement shall be tried to the court. THE PARTIES EXPRESSLY WAIVE ANY RIGHT TO TRY SUCH A DISPUTE BEFORE A JURY.

  Survivability. The rights and obligations that, by their terms or nature, extend beyond the execution of this Settlement Agreement shall survive the execution of this Settlement Agreement and continue in full force and effect thereafter.

  Entire Agreement. This Settlement Agreement represents the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous understandings, commitments or representations with respect to the subject matter hereof as of the Settlement Effective Date.

  No Mistake of Fact. The Parties agree and acknowledge that this Settlement Agreement shall not be subject to any claim of mistake of fact. The terms of this Settlement Agreement are contractual and not a mere recital, and merge all prior discussions, agreements, and transactions of all kinds pertaining to the matters discussed in this Settlement Agreement.

  Settlement Agreement Jointly Drafted. The Parties agree that this Settlement Agreement shall not be construed against any Party to the Agreement on the grounds that such Party drafted it, but shall be construed as if all Parties jointly prepared it, and any uncertainty or ambiguity shall not on that ground be interpreted against any one Party.

  Advice of Counsel Obtained. The Parties each have obtained the advice of legal counsel prior to executing this Settlement Agreement. The Parties each enter into this Settlement Agreement freely and voluntarily and with a full understanding of its terms and significance.

  No Waiver. The failure of any Party hereto at any time to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any Party hereto of any condition, or the breach of any term, provision, warranty, representation, agreement or covenant contained in this Settlement Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein contained.

  Authority to Execute Settlement Agreement. Each person executing this Settlement Agreement represents, warrants and covenants that he / she has the full right and authority to enter into it on behalf of the Party hereto on whose behalf such execution is made, and has the full right and authority to fully bind said Party to the terms and obligations of this Settlement Agreement; and that the Party has not heretofore assigned, encumbered or in any other manner transferred to any person or entity all or any portion of the claims released by this Settlement Agreement.

  Additional Documents. Each of the Parties to this Settlement Agreement further agrees to execute and deliver any further documents that may be required to effectuate and/or carry out its terms.

  Binding Effect. The Settlement Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective legal representatives, heirs, successors and assigns. No assignment or transfer or rights and obligations hereunder shall be made except with the prior written consent of the Parties hereto. Other than as explicitly set forth in this Settlement Agreement, nothing in this Settlement Agreement is intended to, or does, create any rights in third parties.

  Notices. Except as otherwise provided herein, all notices, communications, demands, or deliveries required by this Settlement Agreement shall be given or made in writing, shall specify the section of this Settlement Agreement pursuant to which it is given, shall be given by hand delivery or recognized overnight courier, and shall be addressed to the Parties as set forth below. Such notices shall be deemed to have been given on the date delivered if delivered by hand delivery or two days after being deposited with an overnight courier with postage prepaid. The addresses and requirements for notice and copies are as follows:

  Notice To Corio:

  Corio, Inc.
  959 Skyway Road, Suite 100
  San Carlos, CA 94070
  Attn: (1) CEO and (2) General Counsel

  Notice To Avaya:

  Avaya Inc.
  211 Mt. Airy Road
  Basking Ridge, New Jersey -7920
  Attn: Vice President, Law, Labor, Employment, Benefits and Litigation

The above addresses may be changed at any time by giving thirty (30) days prior written notice.

EXECUTED as of the date first written above.

Corio, Inc.

_/s/ George Kadifa_______________________________
George Kadifa
Chief Executive Officer

Avaya Inc.

_/s/ Garry McGuire______________________________
Garry K. McGuire
Chief Financial Officer and Senior Vice President, Corporate Development

[Signature Page to Release and Settlement Agreement]